AMENDMENT OF
AGREEMENT FOR CREDIT MONITORING
BATCH PROCESSING SERVICES

Effective this 24th day of January, 2006, EQUIFAX CONSUMER SERVICES, INC., a Georgia corporation with a primary place of business at 1550 Peachtree Street, NW, Atlanta, GA 30309, INTERSECTIONS INC., a Delaware corporation with a primary place of business at 14901 Bogle Drive, Chantilly, VA 20151, and CREDITCOMM SERVICES LLC, a Delaware limited liability company with a primary place of business at 14901 Bogle Drive, Chantilly, VA 20151, enter into this Amendment (the “Amendment”) of the Agreement for Credit Monitoring Batch Processing Services (the “Agreement”). The parties hereby agree as follows:

1.      Effective November 27, 2006, Section 5.1 of the Agreement shall be amended as set forth in Pricing Schedule 1 hereto.

2.      In Section 1.2, the word “sold” is deleted and replaced by the word “provided”.

3.      Sections 2.1 and 2.2 and each of subsections 2.2.1 and 2.2.2 of the Agreement shall be deleted and replaced by the following words:

Subject to Section 8.3 below, Intersections shall use the Equifax Credit Information as the sole component of all of its one-bureau Intersections Monitoring Products, and as one of the bureaus used in any dual bureau or tri-bureau Intersections Monitoring Products; provided that:

2.2.1	Intersections may exclude Equifax Credit Information from an Intersections Monitoring Product provided in association with a client of Intersections if the client makes or has made a specific written request not to include Equifax; or

2.2.2	Intersections may exclude Equifax Credit Information from any Intersections Monitoring Product if (a) within thirty (30) days of written request by Intersections, Equifax fails to agree in writing to provide to Intersections for that product a feature, function or process made available to Intersections and generally available in the market by another bureau for a reasonable charge by Equifax (if any) within one hundred fifty (150) days, or (b) within one hundred fifty (150) days after Equifax provides such agreement Equifax does not make and continue to make that feature, function or process available in accordance with that agreement.

4.      Section 8.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Term and Renewal. The term of this Agreement shall be seven (7) years from the Effective Date hereof. This Agreement shall renew for a single two (2) year term unless written notice of nonrenewal is given by either party at least ten (10) months prior to expiration of the initial seven (7) year term described above.”

5.      Section 8.4 of the Agreement is amended to:

5.1.	delete the word “Equifax” and replace it with the words “either party”; and

5.2	delete the following words: “(referencing Section 3.8 of a certain Stockholders Agreement and certain Restricted Purchasers)".

6.       Except as set forth in paragraphs 1, 2, 3, 4 and 5 above, this Amendment does not amend or otherwise modify the Agreement, which remains in full force and effect.

7.       This Amendment may be executed by facsimile or electronically transmitted counterparts, each of which shall be deemed part of one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

EQUIFAX CONSUMER SERVICES, INC.

By: _______________________________
Name: _____________________________
Title: ____________________________

CREDITCOMM SERVICES LLC

By: _______________________________

Name: _____________________________

Title: ____________________________	INTERSECTIONS INC. By: _______________________________ Name: _____________________________ Title:______________________________